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Perficient Announces Acquisition of Overactive
Adds Nearshore Delivery Capabilities and Capacity in Colombia and Expands Into Argentina, Uruguay and Chile

SAINT LOUIS (Oct. 15, 2021) – Perficient, Inc. (Nasdaq: PRFT) (“Perficient”), the leading digital consultancy transforming the world’s largest enterprises and biggest brands, today announced the acquisition of Izmul S.A. and its subsidiaries (collectively, “Overactive”), an approximately $40 million annual revenue nearshore software development firm based in Montevideo, Uruguay.

The acquisition is not reflected in existing 2021 revenue or earnings guidance and is expected to be accretive to adjusted earnings per share immediately.

“We're excited to continue to strengthen our nearshore delivery capacity, enhance our digital capabilities, and further expand across Latin America with the strategic acquisition of Overactive,” said Jeffrey Davis, Perficient’s Chairman and CEO. “Our multi-shore, fully-integrated, global delivery approach continues to be a key driver of growth, and a compelling differentiator in the market. With the addition of Overactive, we now have more software and digital development talent offshore than onshore. Our global talent, coupled with our strong U.S. presence, enables our clients to scale quickly, innovate rapidly and reduce costs to better meet rising customer demands, transform their business, and outpace the competition.”

The acquisition of Overactive:

•Strengthens Perficient’s nearshore delivery capabilities and capacity with enhanced custom software application design, development, testing and support for customers, accelerating innovation and time to market;
•Expands Perficient’s presence in Latin America, adding nearshore software development locations in Colombia, Argentina, Uruguay, and Chile;
•Adds nearly 700 skilled software development professionals; and
•Brings strategic client relationships with Fortune 1000 customers across several industries, including financial services, healthcare, technology, and business services sectors.

Overactive CEO Nicolás Chiappara joins Perficient in a key leadership role.

“Perficient is well known for its impressive global growth and strategic nearshore delivery expertise across a wide range of technology platforms,” said Chiappara. “For more than 13 years, Overactive’s experienced project teams have been dedicated to delivering excellence for our clients, and we’re excited to join forces with Perficient – a trusted leader in providing end-to-end digital solutions to the world’s leading enterprises. Together, we’re bolstering our software development services while supporting the organization’s expanding dominance in Latin America and beyond.”

About Perficient
Perficient is the leading global digital consultancy. We imagine, create, engineer, and run digital transformation solutions that help our clients exceed customers’ expectations, outpace competition, and grow their business. With unparalleled strategy, creative, and technology capabilities, we bring big thinking and innovative ideas, along with a practical approach to help the world’s largest enterprises and biggest brands succeed. Traded on the Nasdaq Global Select Market, Perficient is a member of the Russell 2000 index and the S&P SmallCap 600 index. For more information, visit www.perficient.com.

Safe Harbor Statement
Some of the statements contained in this news release that are not purely historical statements discuss future expectations or state other forward-looking information related to financial results and business outlook for 2021. Those statements are subject to known and unknown risks, uncertainties, and other factors that could cause the actual results to differ materially from those contemplated by the statements. The forward-looking information is based on management’s current intent, belief, expectations, estimates, and projections regarding our company and our industry. You should be aware that those statements only reflect our predictions. Actual events or results may differ substantially. Important factors that could cause our actual results to be materially different from the forward-looking statements include (but are not limited to) those disclosed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2020.